EXHIBIT 99.1

LSI Industries Inc.
Selected Recasted Business Segment Information
(In thousands; unaudited)

	Fiscal Year 2007	Fiscal Year 2006
Net Sales
Lighting Segment	$199,427	$195,810
Graphics Segment	138,026	84,660
	$337,453	$280,470
Operating Income
Lighting Segment	$13,948	$13,637
Graphics Segment	18,602	7,878
	$32,550	$21,515
Capital Expenditures
Lighting Segment	$4,241	$2,262
Graphics Segment	1,719	1,492
	$5,960	$3,754
Depreciation and Amortization
Lighting Segment	$5,501	$5,120
Graphics Segment	3,501	1,653
	$9,002	$6,773

Revised Quarterly Segment Data
(In thousands; unaudited)

	Quarter Ended
	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07
Net Sales
Lighting Segment	$50,745	$52,397	$48,940	$46,450	$51,640
Graphics Segment	20,999	34,270	32,700	28,873	42,183
	$71,744	$86,667	$81,640	$75,323	$93,823

Operating Income
Lighting Segment	$4,100	$3,925	$3,692	$2,161	$4,170
Graphics Segment	2,043	4,844	4,591	2,960	6,207
	$6,143	$8,769	$8,283	$5,121	$10,377

Capital Expenditures
Lighting Segment	$526	$396	$518	$1,979	$1,348
Graphics Segment	84	999	426	542	(248)
	$610	$1,395	$944	$2,521	$1,100

Depreciation and Amortization
Lighting Segment	$1,233	$1,375	$1,389	$1,333	$1,404
Graphics Segment	447	850	864	863	924
	$1,680	$2,225	$2,253	$2,196	$2,328